EXHIBIT 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Reports First Quarter Fiscal 2016 Results

•	Net sales $724 million, growth of 6%

•	Operating income $93 million, growth of 10%; adjusted operating income $94 million, growth of 8%

•	Diluted EPS $1.04, growth of 11%; adjusted diluted EPS $1.05, growth of 8%

•	Returned $89 million to shareholders through share repurchases and dividends

•	Company raises fiscal 2016 adjusted diluted EPS guidance range to growth of 10% - 12%; previously growth of 8% - 10%

ATLANTA, April 28, 2016 - Carter’s, Inc. (NYSE:CRI), the largest branded marketer in the United States and Canada of apparel exclusively for babies and young children, today reported its first quarter fiscal 2016 results.

“We saw increased demand for our brands and achieved a record level of sales and earnings in our first quarter,” said Michael D. Casey, Chairman and Chief Executive Officer.  “We achieved good growth in our wholesale, retail and international businesses, and meaningfully increased the distribution of capital to our shareholders. We’re forecasting good growth in sales and earnings for the year, and have raised our earnings guidance for 2016.”

Consolidated Results (First Quarter of Fiscal 2016 compared to First Quarter of Fiscal 2015)

Net sales increased $39.3 million, or 5.7%, to $724.1 million, reflecting growth in the Company’s U.S. Carter’s and OshKosh retail and Carter’s wholesale businesses as well as in its international segment. Changes in foreign currency exchange rates in the first quarter of fiscal 2016 compared to the first quarter of fiscal 2015 negatively impacted consolidated net sales in the first quarter of fiscal 2016 by $4.5 million, or 0.7%. On a constant currency basis, consolidated net sales increased 6.4% in the first quarter of fiscal 2016.

Operating income in the first quarter of fiscal 2016 increased $8.5 million, or 10.1%, to $93.0 million, compared to $84.5 million in the first quarter of fiscal 2015. Operating margin increased approximately 50 basis points to 12.8%, compared to 12.3% in the first quarter of fiscal 2015. Adjusted operating income (a non-GAAP measure) increased $6.7 million, or 7.7%, to $94.0 million, compared to $87.3 million in the first quarter of fiscal 2015. Adjusted operating margin (a non-GAAP measure) increased approximately 30 basis points to 13.0%, compared to 12.7% in the first quarter of fiscal 2015, which reflected improved gross margin partially offset by expense deleverage.

Net income in the first quarter of fiscal 2016 increased $4.2 million, or 8.4%, to $54.0 million, or $1.04 per diluted share, compared to $49.8 million, or $0.94 per diluted share, in the first quarter of fiscal 2015.  Adjusted net income (a non-GAAP measure) increased $2.9 million, or 5.5%, to $54.6 million, compared to $51.7 million in the first quarter of fiscal 2015. Adjusted earnings per diluted share (a non-GAAP measure) in the first quarter of fiscal 2016 increased 7.9% to $1.05, compared to $0.97 in the first quarter of fiscal 2015.

Cash flow from operations in the first quarter of fiscal 2016 was $128.3 million compared to $87.2 million in the first quarter of fiscal 2015. The increase reflected an increase in net income and favorable changes in net working capital.

See the “Reconciliation of GAAP to Adjusted Results” section of this release for additional disclosures and reconciliations regarding non-GAAP measures.

Business Segment Results (First Quarter of Fiscal 2016 compared to First Quarter of Fiscal 2015)

Carter’s Retail Segment
Carter’s retail segment sales increased $14.6 million, or 5.7%, to $272.3 million. Carter’s retail comparable sales decreased 0.1%, comprised of eCommerce comparable sales growth of 15.2%, offset by a stores comparable sales decline of 4.0%. During the first quarter of fiscal 2016, the Company believes, based on analysis of credit card transactions and other data, that Carter’s retail comparable sales were negatively affected by lower demand from international consumers shopping in its U.S. stores and on its websites, which was likely influenced by the strength of the U.S. dollar relative to other global currencies.

In the first quarter of fiscal 2016, the Company opened 16 Carter’s stores in the United States.  The Company operated 610 Carter’s stores in the United States as of April 2, 2016.

Carter’s Wholesale Segment
Carter’s wholesale segment net sales increased $10.8 million, or 4.0%, to $280.1 million, reflecting increased product demand, in part due to timing of orders, and a new playwear initiative.

OshKosh Retail Segment
OshKosh retail segment net sales increased $8.7 million, or 11.9%, to $81.8 million. OshKosh retail comparable sales increased 2.7%, comprised of eCommerce comparable sales growth of 19.8%, partially offset by a stores comparable sales decline of 1.9%. During the first quarter of fiscal 2016, the Company believes, based on analysis of credit card transactions and other data, that OshKosh retail comparable sales were negatively affected by lower demand from international consumers shopping in its U.S. stores and on its websites, which was likely influenced by the strength of the U.S. dollar relative to other global currencies.

In the first quarter of fiscal 2016, the Company opened 11 OshKosh stores in the United States and closed one store. The Company operated 251 OshKosh stores in the United States as of April 2, 2016.

OshKosh Wholesale Segment
OshKosh wholesale segment net sales decreased $4.1 million, or 25.8%, to $11.9 million, due to a decrease in the number of units shipped, driven mainly by lower seasonal bookings.

International Segment
International segment net sales increased $9.3 million, or 13.6%, to $77.9 million, driven by growth in the Company’s retail businesses in Canada and new eCommerce sales in China, partially offset by unfavorable foreign currency exchange rates.

Changes in foreign currency exchange rates in the first quarter of fiscal 2016 compared to the first quarter of fiscal 2015 negatively affected international segment net sales in the first quarter of fiscal 2016 by $4.5 million, or 6.6%. On a constant currency basis, international segment net sales increased 20.1%.

For the first quarter of fiscal 2016, Canada retail comparable sales increased 14.9%, comprised of stores comparable sales growth of 12.8% and eCommerce comparable sales growth of 46.6%. In the first quarter of fiscal 2016, the Company opened two stores in Canada. The Company operated 149 stores in Canada as of April 2, 2016.

Return of Capital
In the first quarter of fiscal 2016, the Company returned a total of $88.6 million to shareholders through share repurchases and dividends as described below.

During the first quarter of fiscal 2016, the Company repurchased and retired 722,364 shares of its common stock for $71.6 million at an average price of $99.07 per share. Year-to-date through April 27, 2016, the Company repurchased and retired a total of 1,241,174 shares for $125.5 million at an average price of $101.09 per share. All shares were repurchased in open market transactions pursuant to applicable regulations for such transactions. As of April 27, 2016, the total remaining capacity under the Company’s previously announced repurchase authorizations was approximately $449 million.

During the first quarter of fiscal 2016, the Company paid a cash dividend of $0.33 per share totaling $17.0 million. Future declarations of quarterly dividends and the establishment of related record and payment dates will be at the discretion of the Company’s Board of Directors based on a number of factors, including the Company’s future financial performance and other considerations.

2016 Business Outlook
For the second quarter of fiscal 2016, the Company projects net sales will increase approximately 3% to 4% compared to the second quarter of fiscal 2015 and adjusted diluted earnings per share will decrease approximately 10% to 15% compared to adjusted diluted earnings per share of $0.73 in the second quarter of fiscal 2015. This forecast for second quarter fiscal 2016 adjusted earnings per share excludes anticipated expenses of approximately $0.8 million related to the amortization of acquired tradenames and other items the Company believes to be non-representative of underlying business performance.
For the first half of fiscal 2016, the Company projects net sales will increase approximately 4% to 5% compared to the first half of fiscal 2015 and adjusted diluted earnings per share will be approximately comparable to adjusted diluted earnings per share of $1.70 in the first half of fiscal 2015. This forecast for the first half of fiscal 2016 adjusted earnings per share excludes anticipated expenses of approximately $1.7 million related to the amortization of acquired tradenames and other items the Company believes to be non-representative of underlying business performance.

For fiscal 2016, the Company projects net sales will increase approximately 6% to 7% compared to fiscal 2015 and adjusted diluted earnings per share will increase approximately 10% to 12% compared to adjusted diluted earnings per share of $4.61 in fiscal 2015. This forecast for fiscal 2016 adjusted earnings per share excludes anticipated expenses of approximately $1.7 million related to the amortization of acquired tradenames and other items the Company believes to be non-representative of underlying business performance.

Conference Call
The Company will hold a conference call with investors to discuss first quarter fiscal 2016 results and its business outlook on April 28, 2016 at 8:30 a.m. Eastern Daylight Time. To participate in the call, please dial 913-312-0848. To listen to a live broadcast via the internet, please visit www.carters.com and select the “Q1 Quarter 2016 Earnings Conference Call” link under the “Investor Relations” tab. Presentation materials for the call can be accessed under the same tab by selecting the link for “News & Events” followed by “Webcasts & Presentations”. A replay of the call will be available shortly after the broadcast through May 7, 2016, at 888-203-1112 (U.S. / Canada) or 719-457-0820 (international), passcode 3540107. The replay will also be archived on the Company’s website under the “Investor Relations” tab.

About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in the United States and Canada of apparel and related products exclusively for babies and young children. The Company owns the Carter’s and OshKosh B’gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through more than 1,000 Company-operated stores in the United States and Canada and on-line at www.carters.com, www.oshkoshbgosh.com, and www.cartersoshkosh.ca. The Company’s Just One You, Precious Firsts, and Genuine Kids brands are available at Target, and its Child of Mine brand is available at Walmart. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.

Cautionary Language
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated financial results for the second quarter of fiscal 2016 and fiscal year 2016, or any other future period, assessments of the

Company’s performance and financial position, and drivers of the Company’s sales and earnings growth. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Certain of the risks and uncertainties that could cause actual results and performance to differ materially are described in the Company’s most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission from time to time under the headings “Risk Factors” and “Forward-Looking Statements.” Included among the risks and uncertainties that may impact future results are the risks of: losing one or more major customers, vendors, or licensees, due to competition, inadequate quality of the Company’s products, or otherwise; financial difficulties for one or more of the Company’s major customers, vendors, or licensees, or an overall decrease in consumer spending; fluctuations in foreign currency exchange rates; our products not being accepted in the marketplace, due to quality concerns, changes in consumer preference and fashion trends, or otherwise; negative publicity, including as a result of product recalls or otherwise; failure to protect the Company’s intellectual property; various types of litigation, including class action litigation brought under various consumer protection, employment, and privacy and information security laws; a breach of the Company’s consumer databases, systems or processes; the risk of slow-downs, disruptions or strikes along the Company’s supply chain, including disruptions resulting from foreign supply sources, the Company’s distribution centers, or in-sourcing capabilities; unsuccessful expansion into international markets or failure to successfully manage legal, regulatory, political and economic risks of the Company’s existing international operations, including maintaining compliance with worldwide anti-bribery laws; and an inability to obtain additional financing on favorable terms. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except for share data)
(unaudited)

	Fiscal quarter ended
	April 2, 2016	April 4, 2015
Net sales	$724,085	$684,764
Cost of goods sold	413,156	400,712
Gross profit	310,929	284,052
Selling, general, and administrative expenses	228,996	211,183
Royalty income	(11,075)	(11,636)
Operating income	93,008	84,505
Interest expense	6,739	6,692
Interest income	(207)	(137)
Other expense, net	3,193	1,962
Income before income taxes	83,283	75,988
Provision for income taxes	29,303	26,196
Net income	$53,980	$49,792

Basic net income per common share	$1.05	$0.94
Diluted net income per common share	$1.04	$0.94
Dividend declared and paid per common share	$0.33	$0.22

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	Fiscal quarter ended
	April 2, 2016	% of Total Net Sales	April 4, 2015	% of Total Net Sales
Net sales:
Carter’s Wholesale	$280,140	38.7%	$269,315	39.3%
Carter’s Retail (a)	272,323	37.6%	257,727	37.7%
Total Carter’s	552,463	76.3%	527,042	77.0%
OshKosh Retail (a)	81,766	11.3%	73,042	10.7%
OshKosh Wholesale	11,914	1.6%	16,051	2.3%
Total OshKosh	93,680	12.9%	89,093	13.0%
International (b)	77,942	10.8%	68,629	10.0%
Total net sales	$724,085	100.0%	$684,764	100.0%

Operating income (loss):		% of Segment Net Sales		% of Segment Net Sales
Carter’s Wholesale	$66,205	23.6%	$57,931	21.5%
Carter’s Retail (a)	41,254	15.1%	44,493	17.3%
Total Carter’s	107,459	19.5%	102,424	19.4%
OshKosh Retail (a)	(1,785)	(2.2)%	(960)	(1.3)%
OshKosh Wholesale	2,206	18.5%	2,979	18.6%
Total OshKosh	421	0.4%	2,019	2.3%
International (b) (c)	8,441	10.8%	6,511	9.5%
Corporate expenses (d) (e)	(23,313)		(26,449)
Total operating income	$93,008	12.8%	$84,505	12.3%

(a)	Includes eCommerce results.

(b)	Net sales includes international retail, eCommerce, and wholesale sales. Operating income includes international licensing income.

(c)
Includes charges associated with the revaluation of the Company's contingent consideration related to the Company's 2011 acquisition of Bonnie Togs of approximately $0.5 million for the fiscal quarter ended April 4, 2015.

(d)
Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, building occupancy, information technology, legal, consulting, and audit fees.

(e)	Includes charges related to the amortization of tradenames of $1.0 million for the fiscal quarter ended April 2, 2016, and $2.3 million for the fiscal quarter ended April 4, 2015.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share data)
(unaudited)

	April 2, 2016	January 2, 2016	April 4, 2015
ASSETS
Current assets:
Cash and cash equivalents	$395,141	$381,209	$377,400
Accounts receivable, net	192,569	207,570	195,593
Finished goods inventories	376,499	469,934	358,014
Prepaid expenses and other current assets	36,791	37,815	33,894
Deferred income taxes	31,841	34,080	32,842
Total current assets	1,032,841	1,130,608	997,743
Property, plant, and equipment, net of accumulated depreciation of $307,449, $290,636, and $257,394, respectively	377,273	371,704	341,658
Tradenames and other intangibles, net	309,853	310,848	314,955
Goodwill	177,238	174,874	178,859
Other assets	15,258	15,620	13,898
Total assets	$1,912,463	$2,003,654	$1,847,113

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$90,387	$157,648	$94,133
Other current liabilities	102,494	105,070	93,403
Total current liabilities	192,881	262,718	187,536

Long-term debt, net	580,319	578,972	580,273
Deferred income taxes	128,815	128,838	120,274
Other long-term liabilities	161,731	158,075	153,317
Total liabilities	1,063,746	1,128,603	1,041,400

Commitments and contingencies

Stockholders' equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at April 2, 2016, January 2, 2016, and April 4, 2015	—	—	—
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 51,206,395, 51,764,309, and 52,615,316 shares issued and outstanding at April 2, 2016, January 2, 2016 and April 4, 2015, respectively	512	518	526
Additional paid-in capital	—	—	—
Accumulated other comprehensive loss	(31,081)	(36,367)	(29,031)
Retained earnings	879,286	910,900	834,218
Total stockholders' equity	848,717	875,051	805,713
Total liabilities and stockholders' equity	$1,912,463	$2,003,654	$1,847,113

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Fiscal quarter ended
	April 2, 2016	April 4, 2015
Cash flows from operating activities:
Net income	$53,980	$49,792
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,177	14,875
Amortization of tradenames	995	2,325
Accretion of contingent consideration	—	483
Amortization of debt issuance costs	361	280
Non-cash stock-based compensation expense	4,556	4,740
Unrealized foreign currency exchange loss, net	3,780	1,652
Income tax benefit from stock-based compensation	(3,144)	(5,771)
Loss on disposal of property, plant, and equipment	192	52
Deferred income taxes	2,226	2,207
Effect of changes in operating assets and liabilities:
Accounts receivable, net	15,247	(11,402)
Finished goods inventories	96,056	83,349
Prepaid expenses and other assets	(576)	(472)
Accounts payable and other liabilities	(62,568)	(54,886)
Net cash provided by operating activities	128,282	87,224

Cash flows from investing activities:
Capital expenditures	(25,552)	(20,760)
Proceeds from sale of property, plant, and equipment	—	76
Net cash used in investing activities	(25,552)	(20,684)

Cash flows from financing activities:
Borrowings under secured revolving credit facility	—	20,349
Payments on secured revolving credit facility	—	(20,000)
Repurchase of common stock	(71,561)	(14,120)
Dividends paid	(17,032)	(11,597)
Income tax benefit from stock-based compensation	3,144	5,771
Withholdings from vesting of restricted stock	(8,454)	(12,331)
Proceeds from exercise of stock options	3,747	2,768
Net cash used in financing activities	(90,156)	(29,160)

Effect of exchange rate changes on cash and cash equivalents	1,358	(618)
Net increase in cash and cash equivalents	13,932	36,762
Cash and cash equivalents, beginning of period	381,209	340,638
Cash and cash equivalents, end of period	$395,141	$377,400

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal Quarter Ended April 2, 2016
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$310.9	42.9%	$229.0	31.6%	$93.0	12.8%	$54.0	$1.04
Amortization of tradenames	—		(1.0)		1.0		0.6	0.01
As adjusted (a)	$310.9	42.9%	$228.0	31.5%	$94.0	13.0%	$54.6	$1.05

	Fiscal Quarter Ended April 4, 2015
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$284.1	41.5%	$211.2	30.8%	$84.5	12.3%	$49.8	$0.94
Amortization of tradenames	—		(2.3)		2.3		1.5	0.03
Revaluation of contingent consideration (b)	—		(0.5)		0.5		0.5	0.01
As adjusted (a)	$284.1	41.5%	$208.4	30.4%	$87.3	12.7%	$51.7	$0.97

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

(b)	Revaluation of the contingent consideration liability associated with the Company’s acquisition of Bonnie Togs in 2011.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal quarter ended July 4, 2015
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$262.9	$209.3	$62.0	$36.1	$0.68
Amortization of tradenames	—	(2.1)	2.1	1.3	0.02
Revaluation of contingent consideration (a)	—	(1.4)	1.4	1.4	0.03
As adjusted (b)	$262.9	$205.8	$65.4	$38.8	$0.73

	Two fiscal quarters ended July 4, 2015
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$546.9	$420.5	$146.5	$85.9	$1.62
Amortization of tradenames	—	(4.3)	4.3	2.7	0.05
Revaluation of contingent consideration (a)	—	(1.9)	1.9	1.9	0.03
As adjusted (b)	$546.9	$414.3	$152.7	$90.5	$1.70

	Fiscal year ended January 2, 2016
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$1,258.0	$909.2	$392.9	$237.8	$4.50
Amortization of tradenames	—	(6.2)	6.2	3.9	0.08
Revaluation of contingent consideration (a)	—	(1.9)	1.9	1.9	0.04
As adjusted (b)	$1,258.0	$901.1	$401.0	$243.6	$4.61

(a)	Revaluation of the contingent consideration liability associated with the Company’s acquisition of Bonnie Togs in 2011.

(b)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	Fiscal quarter ended
	April 2, 2016	April 4, 2015
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	51,176,987	52,119,215
Dilutive effect of equity awards	467,103	495,386
Diluted number of common and common equivalent shares outstanding	51,644,090	52,614,601
As reported on a GAAP Basis:
Basic net income per common share:
Net income	$53,980	$49,792
Income allocated to participating securities	(444)	(560)
Net income available to common shareholders	$53,536	$49,232
Basic net income per common share	$1.05	$0.94
Diluted net income per common share:
Net income	$53,980	$49,792
Income allocated to participating securities	(441)	(556)
Net income available to common shareholders	$53,539	$49,236
Diluted net income per common share	$1.04	$0.94
As adjusted (a):
Basic net income per common share:
Net income	$54,578	$51,713
Income allocated to participating securities	(448)	(582)
Net income available to common shareholders	$54,130	$51,131
Basic net income per common share	$1.06	$0.98
Diluted net income per common share:
Net income	$54,578	$51,713
Income allocated to participating securities	(445)	(577)
Net income available to common shareholders	$54,133	$51,136
Diluted net income per common share	$1.05	$0.97

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded $0.6 million and $1.9 million in after-tax expenses from these results for the fiscal quarters ended April 2, 2016 and April 4, 2015, respectively.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(unaudited)

The following table provides a reconciliation of EBITDA and Adjusted EBITDA for the periods indicated to net income, which is the most directly comparable financial measure presented in accordance with GAAP:

	Fiscal quarter ended		Four fiscal quarters ended
	April 2, 2016	April 4, 2015	April 2, 2016
(dollars in millions)
Net income	$54.0	$49.8	$242.0
Interest expense	6.7	6.7	27.0
Interest income	(0.2)	(0.1)	(0.6)
Income tax expense	29.3	26.2	133.5
Depreciation and amortization (a)	18.2	17.2	69.4
EBITDA	$108.0	$99.7	$471.3

Adjustments to EBITDA
Revaluation of contingent consideration (b)	$—	$0.5	$1.4
Adjusted EBITDA	$108.0	$100.2	$472.7

(a)	Includes amortization of acquired tradenames.

(b)	Revaluation of the contingent consideration liability associated with the Company’s acquisition of Bonnie Togs in 2011.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the item described in footnote (b) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.